Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings
Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock High Yield Trust (BHY)
BlackRock Secured Credit Portfolio   (BR-MSB)
BlackRock High Income Portfolio of BlackRock Series
Fund, Inc. (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock High Income Shares (HIS)
BlackRock Multi-Asset Income - High Yield Portfolio
(BR-INC-HY)
BlackRock Senior High Income Fund, Inc. (ARK)
BlackRock Corporate High Yield Fund, Inc. (COY)
AST BlackRock Global Strategies Portfolio - US High
Yield (PRU-AA-HY)
BlackRock Corporate High Yield Fund III, Inc. (CYE)
BlackRock Corporate High Yield Fund V, Inc. (HYV)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund VI, Inc. (HYT)
BlackRock Limited Duration Income Trust   (BLW)
BlackRock High Yield Portfolio   (MIST-HY)
BlackRock Funds II, High Yield Bond Portfolio (BR-
HIYLD)
BlackRock Strategic Income Opportunities Portfolio
(BR-SIP)
Master Total Return Portfolio of Master Bond LLC (MF-
BOND)

The Offering
Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:

08-20-2012

Security Type:

BND/CORP

Issuer

VWR Funding, Inc.

Selling Underwriter

Goldman, Sachs & Co.

Affiliated
Underwriter(s)
X PNC
__ Other:

List of
Underwriter(s)
Goldman, Sachs & Co., Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Barclays Capital Inc., Citigroup Global
Markets Inc., Deutsche Bank Securities
Inc., J.P. Morgan Securities LLC,
Jefferies & Company, Inc., Mizuho
Securities USA Inc., PNC Capital Markets
LLC, SMBC Nikko Capital Markets Limited.

Transaction Details

Date of Purchase
08-20-2012

Purchase
Price/Share(per share / % of par)

$ 100.00

Total
Commission, Spread or Profit

1.375%

1. Aggregate Principal Amount
Purchased (a+b)
$ 40,000,000
a. US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$ 24,482,000
b. Other BlackRock Clients
$ 15,518,000
2. Aggregate Principal Amount of
Offering
$ 750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05333

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction
types (see Definitions):
__ U.S. Registered Public Offering	[Issuer must have 3
 years of continuous operations]
X Eligible Rule 144A Offering[Issuer must have
3 years of continuous operations]
__ Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
__ Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
__ Government Securities Offering

Timing and Price (check ONE or BOTH)
X_ The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
__ If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
X YES
__ NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
X YES
__ NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Kumar Behera
Date:08-23-2012

Global Syndicate Team Member

Approved by:
Yesenia Peluso
Date:8-23-12

Senior Global Syndicate Team Member